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EX-23.4

November 14, 1996

Puro Water Group, Inc.
56-45 58th Street
Maspeth, New York 11378

Gentlemen:

I hereby consent to your referencing me in the "Management" section of your Form SB-2 Registration Statement as an individual who will become a director upon completion of the offering.

                                       Very truly yours,

                                       /s/ Leonard Rosinski

                                       Leonard Rosinski